SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the  Registrant  |X|
Filed by a Party other than the Registrant
Check the appropriate  box:
     Preliminary  Proxy Statement
     Confidential,  for use of the Commission  only
          (as permitted by Rule  14a-6(e)(2))
|X|  Definitive  Proxy Statement
     Definitive  Additional  Materials
     Soliciting  Material Pursuant to ss. 240.14a-11(C) or ss. 240.14a-12

                          Prime Medical Services, Inc.

                (Name of Registrant as Specified In Its Charter)


    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
    $500 per each party  to the  controversy  pursuant  to  Exchange  Act
          Rule 14a-6(I)(3).
    Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:


         4) Proposed maximum aggregate value of transaction:


         5) Total fee paid:
         -----------------------------------------------

         Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                          PRIME MEDICAL SERVICES, INC.

                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 9, 1999


      Notice is hereby given that the Annual Meeting of Shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), will be held at Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Wednesday, June 9, 1999 at 8:30 a.m. Austin, Texas time for the following purposes:

      (a)      To elect six directors to serve on the Board of Directors;

      (b) To approve an amendment to the Company's 1993 Amended and Restated Stock Option Plan; and

      (c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

      The close of business on April 26, 1999, has been fixed as the record date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment(s) thereof.

      You are cordially invited and urged to attend the meeting, but if you are unable to attend the meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                             By Order of the Board of Directors


                                             /s/ CHERYL L. WILLIAMS
                                             ----------------------
                                             CHERYL L. WILLIAMS, Secretary


Austin, Texas
May 10, 1999

                          PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 9, 1999

      This Proxy Statement is sent to shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Wednesday, June 9, 1999 at 8:30 a.m. Austin, Texas time and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about May 10, 1999.

      Unless the context indicates otherwise, "Prime" or the "Company" includes the Company and all of the other direct and indirect wholly-owned subsidiaries of the Company on a consolidated basis.


                                  ANNUAL REPORT

      Enclosed is an Annual Report to Shareholders for the year ended December 31, 1998 including audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.


                               REVOCATION OF PROXY

      Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Secretary of the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Secretary of the Company a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS

      The voting securities of the Company are shares of its common stock, $.01 par value per share (the "Common Stock"), each share of which entitles the holder thereof to one vote. As of April 26, 1999, there were outstanding and entitled to vote 17,105,567 shares of Common Stock. Only shareholders of record at the close of business on April 26, 1999 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof.

      The following table sets forth certain information regarding certain owners of Common Stock as of April 26, 1999, with respect to (a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock, (b) each director and nominee for director of the Company, (c) certain officers of the Company, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                  Beneficial Ownership
                                                  --------------------
Name                                           Number of
-----                                            Shares        Percent
                                                 ------        -------

American Physicians Service Group, Inc.          2,464,803         14.4%
   1301 Capital of Texas Highway
   Austin, Texas 78746 ("APS")
The Goldman Sachs Group, L.P. and                1,156,600          6.8%
Goldman, Sachs & Co.
   85 Broad St.
   New York, New York 10004
SAFECO Common Stock Trust,                       1,383,750          8.1%
SAFECO Asset Management Company and
SAFECO Corporation
  SAFECO Plaza
  Seattle, WA 98185
Paul R. Butrus(1)                                  222,675          1.3%
Thomas J. Driber, Ph.D.(1)                          21,000          0.1%
William E. Foree, M.D.(1)                          230,074          1.3%
Joseph Jenkins, M.D.(1)                            149,773          0.9%
Stan Johnson(1)                                     11,000          0.1%
J.A. McEntire IV(1)                                 54,166          0.3%
William A. Searles(1)(2)                            81,766          0.5%
Kenneth S. Shifrin(1)(2)                           355,900          2.1%
Michael J. Spalding, M.D.(1)                        69,166          0.4%
Alan Terry(1)                                        8,500          0.0%
David Vela, M.D.(1)                                  5,304          0.0%
Cheryl Williams(1)                                 170,602          1.0%
All directors and executive
   officers as a group (12 persons)              1,379,926          7.7%
------------
     (1) Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 26, 1999: Mr. Butrus, 77,500; Mr. Driber, 9,000; Dr. Foree, 77,500; Dr. Jenkins, 90,000; Mr.
Johnson,  11,000;  Mr.  McEntire,  44,166;  Mr.  Searles,  81,666;  Mr. Shifrin,
240,000;  Dr.  Spalding,  69,166;  Mr. Terry,  8,500;  Mr. Vela,  5,000; and Ms.
Williams, 147,833.
     (2) Mr. Searles and Mr. Shifrin are each directors of APS and, together with the other officers and directors of APS, may share in the voting and investment power with respect to the shares of common stock of the Company owned by APS. Each of such persons disclaims the beneficial ownership of any such shares.

                             MANAGEMENT COMPENSATION

    Summary Compensation Table
    --------------------------

     Set forth below is information concerning aggregate compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years (collectively, the "Named Executives").


                                                                                                       Long-Term
                                                                                                     Compensation
                                                                             Annual                     Awards
                                                                         Compensation                 Securities
                                                                         ------------                 Underlying        All Other
             Name and Principal Position                  Year      Salary($)       Bonus($)(1)      Options(#)(2)   Compensation($)
             ---------------------------                  ----      ---------       -----------      -------------   ---------------
    Kenneth S. Shifrin - Chairman of the Board           1998        244,874              208,711     140,000
                                                         1997        183,336              327,000      25,000
                                                         1996        115,225              327,709     100,000

    Joseph Jenkins, M.D.(3) - President and              1998        325,000              105,824     125,000
        Chief Executive Officer                          1997        325,000              185,000      25,000
                                                         1996        243,750               90,000      75,000


    Cheryl Williams - Chief Financial Officer,           1998        123,730              143,740      65,000
        Vice President, Finance and Secretary            1997        100,000              150,000      25,000
                                                         1996         83,653              178,533      90,000

    Thomas J. Driber, Ph.D. - Vice President             1998        103,846               72,724      25,000
                                                         1997         98,962               73,108       2,500
                                                         1996         80,462               37,087       5,000

    Stan Johnson - Vice President                        1998        164,604               20,000      25,000
                                                         1997        165,006               17,500       5,000
                                                         1996        173,733                   --         --


    Alan Terry(3) - Vice President                       1998        165,000               20,000     25,000
                                                         1997        225,000                   --         --
                                                         1996        168,750                   --     15,000


    David Vela, M.D. - Vice President                    1998         99,828               30,000     25,000
                                                         1997         67,692               17,500     10,000
                                                         1996             --                   --         --


    Michael Madler (4) - Sr. Vice President, Operations  1998        148,014                   --     25,000
                                                         1997        150,000              180,900     25,000
                                                         1996        150,000              158,758     50,000

-----------
(1)  Reflects bonuses earned during the year.
(2)  Options to acquire common stock.
(3) Reflects compensation for Dr. Jenkins and Mr. Terry since May 1, 1996, the beginning of their employment with the company.
(4)  Mr. Madler's employment with the company ended as of October 31, 1998.

    Option Grants During 1998
    -------------------------

     The following table provides information related to options granted to the Named Executives during 1998. The company does not have any outstanding stock appreciation rights.



                                                                                             Potential Realizable Value at Assumed
                                     Number of      Percent of                              Annual Rates of Stock Price Appreciation
                                     Securities   Total Options                                       for Option Term (a)
                                     Underlying     Granted to      Exercise                --------------------------------------
                                      Options      Employees in     Price (b)   Expiration
                Name                Granted (#)    Fiscal Year       ($/Sh)        Date      0 % ($)    5 % ($)       10 % ($)
                ----                -----------    -----------       ------        ----     --------    --------      ---------
Kenneth S. Shifrin                     55,000         11.1 %         $9.656      06/10/05         --     216,203        503,845
     Chairman of the Board             85,000         17.2 %          7.5625     10/16/03         --     177,597        392,443

Joseph Jenkins, M.D.                   55,000         11.1 %         $9.656      06/10/05         --     216,203        503,845
     President and Chief               70,000         14.1 %          7.5625     10/16/03         --     146,257        323,189
         Executive Officer

Cheryl Williams                        25,000          5.1 %         $9.656      06/10/05         --      98,274        229,020
     Chief Financial Officer,          40,000          8.1 %          7.5625     10/16/03         --      83,575        184,679
         Vice President, Finance
            and Secretary
Thomas J. Driber, Ph.D.                 5,000          1.0 %         $9.656      06/10/05         --      19,655         45,804
     Vice President                    20,000          4.0 %          7.5625     10/16/03         --      41,788         92,340

Stan Johnson                            5,000          1.0 %         $9.656      06/10/05         --      19,655         45,804
     Vice President                    20,000          4.0 %          7.5625     10/16/03         --      41,788         92,340

Alan Terry                              5,000          1.0 %         $9.656      06/10/05         --      19,655         45,804
     Vice President                    20,000          4.0 %          7.5625     10/16/03         --      41,788         92,340

David Vela, M.D.                        5,000          1.0 %         $9.656      06/10/05         --      19,655         45,804
       Vice President                  20,000          4.0 %          7.5625     10/16/03         --      41,788         92,340

Mike Madler                            25,000          5.1%          $9.656      06/10/05         --      98,274        229,020
        Sr. Vice President,
          Operations

  All Employees as a Group            495,000         100.0%           (c)            (c)         --   2,592,296      5,181,072

----------------------------------------------

                                                                                                 0%         5%            10%
                                                                                                 --         --            ---

  Total potential stock price  appreciation  from June 11, 1998 to June 10, 2005 for all stockholders at assumed rates of
     stock price appreciation.                                                                   --    $67,241,328    $156,700,889
  Potential actual realizable value of options granted to all employees, as a percentage of total potential stock price  appreciation  from June 11,
     1998 to June 10, 2005 for all stockholders at assumed
      rates of stock price appreciation.                                                         --        3.9%            3.3%

-------------------
(a) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates from the exercise price prescribed by the regulations, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's common stock.
(b) The exercise price of the option was equal to the fair market value of the common stock on the date of the grant.
(c) Options were granted under the Company's stock option plan throughout 1998 with various vesting schedules and expiration dates through the year 2005. The average price of all options granted to employees in 1998 is $8.63.

Option Exercises During 1998 and Option Values at December 31, 1998
-------------------------------------------------------------------

     The following table provides information related to options exercised by the Named Executives during 1998 and the value of options held at December 31, 1998. The Company does not have any outstanding stock appreciation rights.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                                 Number of Securities
                                                                Underlying Unexercised          Value of Unexercised In-
                            Shares             Value            Options/ SARs at Fiscal          the-Money Options/SARs
                          Acquired on        Realized                   Year-End                at Fiscal Year-End ($)(2)
       Name               Exercise (#)         ($) (1)     Exercisable (#)   Unexercisable(#)  Exercisable    Unexercisable
       ----               ------------         -------     ----------------  ----------------  -----------    -------------
Kenneth S. Shifrin            ---               ---                 212,500      152,500           706,300                0
Joseph Jenkins, M.D           ---               ---                  50,000      175,000                 0                0
Cheryl Williams               ---               ---                 126,166      100,834           324,149                0
Thomas J. Driber, Ph.D.      8,000            73,000                  2,500       34,000                 0           17,252
Stan Johnson                 8,000            46,000                  9,000       45,000            10,584           21,168
Alan Terry                    ---               ---                   3,750       36,250                 0                0
David Vela, M.D.              ---               ---                   2,000       33,000                 0                0
Mike Madler(3)              60,000           258,750                 54,166       45,834                 0                0

---------------------

(1) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on the date of exercise and multiplying the difference by the number of shares of common stock purchased upon the exercise of the option.
(2) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's common stock on December 31, 1998 ($7.31) and multiplying the difference by the number of shares of common stock underlying the option.
(3) Mr. Madler's unexercised stock options were cancelled as of January 28, 1999.

Noncompetition Agreements
-------------------------

     The Company has entered into noncompetition agreements with Dr. Jenkins, Mr. Johnson, and Mr. Terry. While the terms of such agreements vary, they generally provide that each such person, during the period specified in his agreement, will not own, manage or control any business that competes with the Company and will not advise a customer or supplier of the Company to cancel or curtail its dealings with, or influence any employee of the Company to terminate his or her employment with, the Company.

Indemnity Agreements
--------------------

     The Company has entered into indemnity agreements with a number of persons who either are or have been officers, directors or key employees of the Company, including Mr. Shifrin, who is Chairman of the Board and a director of the Company; Dr. Jenkins, who is President and Chief Executive Officer and a director of the Company; Mr. Butrus, Dr. Foree, Mr. McEntire, Mr. Searles, and Dr. Spalding, who are directors of the Company; and Ms. Williams, and Mr. Johnson who are officers of the Company. The agreements generally provide that, to the extent permitted by law, the Company must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of the Company. In addition, the Company's and certain of its subsidiaries' certificates of incorporation provide for certain limitations on director liability.



                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     The business the Company is engaged in is highly competitive. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied to operating performance that the Company believes has enabled it to attract and retain key executives.

     During 1998, the Compensation Committee was comprised of Michael Spalding, M.D. and William A. Searles, both of whom are outside directors.

     The Compensation Committee has primary responsibility for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, specifically including that of the Chairman and President, should be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock price performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. In addition, the Company has utilized stock options to link executive compensation to stock price performance. The Committee feels that options are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

     For 1998, the Company's  executive  compensation  program consisted of base
salary  and  a  bonus  based  upon  the  achievement  of  specific   performance
measurements, including the increase in earnings over the prior year.

     The Company's objective is to obtain a financial performance that achieves several goals over time, including earnings-per-share growth, stock price growth and a proper diversification of business risks. The Committee believes that compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

                              Compensation Committee: Michael Spalding, M.D. and
                                                      William A. Searles


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. William Searles, a Director, was paid $50,000 by the Company during 1998 for consulting services related to raising capital.

     Dr. Joseph Jenkins, President and Chief Executive Officer, currently owns limited partner interests in ten of the partnerships managed by the Company. During 1998, Dr. Jenkins received $63,491 in cash distributions from such partnerships.

     Mr. Alan Terry, Vice President, currently owns limited partner interests in ten of the partnerships managed by the Company. During 1998, Mr. Terry received $63,491 in cash contributions from such partnerships.

     The Company's principal executive office is located in Austin, Texas in an office building owned by APS. The Company pays APS approximately $8,000 per month, which includes rental payments for approximately 5,600 square feet of office space, reception and telephone services, and certain other services and facilities. This lease expires in December, 1999.



                         SECTION 16 FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except as follows. Dr. Foree and

     Dr. Spalding did not timely file Form 4's relating to a disposition of shares. Each of such Forms were subsequently filed by these persons.


                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Cumulative voting is not permitted in the election of directors of the Company. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote for each share of Common Stock owned of record by such shareholder at the close of business on April 26, 1999.


                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company meeting certain minimum stock ownership and holding period requirements may present a proposal for action at the annual meeting of shareholders to be held in 2000. Such shareholder must deliver the proposal to the executive offices of the Company no later than January 15, 2000, unless the Company notifies the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement. The Board of Directors will consider nominations for directors of the Company to be elected at the Annual Meeting of Shareholders to be held in 2000 that are submitted in writing by any shareholder of the Company prior to January 15, 2000.


                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: (a) "FOR" the six persons for election to the Board of Directors; (b) "FOR" the amendment to the Company's 1993 Amended and Restated Stock Option Plan (the "Option Plan") and (c) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.


                              ELECTION OF DIRECTORS

     Pursuant  to  the  Company's  Bylaws,   the  Board  of  Directors  has,  by
resolution, fixed the number of directors at six and six directors will be elected. All nominees will be elected to hold office until the next annual meeting of shareholders of the Company or until his successor is elected and qualified. Each nominee is presently a director of the Company. The Board of Directors held 12 meetings during the year ended December 31, 1998, and each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the board on which he served, except Mr. Butrus.

                                                                 Director of
         Name                         Age                       Company Since
         ----                         ---                       -------------

William E. Foree, M.D.                 67                             1993
Joseph Jenkins, M.D., J.D.             51                             1996
J.A. McEntire IV                       37                             1996
William A. Searles                     56                             1989
Kenneth S. Shifrin                     50                             1989
Michael J. Spalding, M.D.              58                             1993

     The Company pays Dr. Foree, Mr. McEntire, Mr. Searles and Dr. Spalding a monthly fee of $1,250 for serving as a director of the Company. The Company's directors are also eligible to receive stock options under the Option Plan. The Company's directors receive reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

     Dr. Foree has been a Director of the Company since October 1993. Dr. Foree is a board certified urologist and has been practicing medicine since 1965.

     Dr. Jenkins has been President and Chief Executive Officer and a Director of the Company since April 1996. From May, 1990 until December, 1991, Dr. Jenkins was a Vice President of Lithotripters, Inc., which became a wholly-owned subsidiary of the Company in April, 1996. Since January, 1992, Dr. Jenkins has been President of Lithotripters, Inc. Dr. Jenkins is a board certified urologist and is a founding member, a past president and currently a director of the American Lithotripsy Society.

     Mr. McEntire has been a Director of the Company since September 1996. Mr. McEntire is currently managing partner of M2 Capital Partners, a private equity investment firm. From August, 1994 to December, 1996, Mr. McEntire served as Vice President of Strategic Planning and Corporate

Development for Parker and Parsley Petroleum, Inc., an oil and gas exploration company. Prior to 1994, Mr. McEntire spent 10 years in commercial banking and corporate finance.

    Mr. Searles has been a Director of the Company since October 1989. He is an independent business consultant and from 1981 to 1989 was associated with Bear, Stearns & Co., Inc., an investment banking firm, most recently as an Associate Director/Limited Partner. He currently serves as a Director of APS.

     Mr. Shifrin has been Chairman of the Board since October 1989. Mr. Shifrin has served in various capacities with APS since February 1985, and is currently the Chairman of the Board and Chief Executive Officer of APS. Mr. Shifrin is a Director of APS. Mr. Shifrin is a member of the Young Presidents' Organization.

     Dr. Spalding has been a Director since October 1993. Dr. Spalding is a board certified urologist and has been practicing medicine since 1973. Dr. Spalding was the Chairman of Tennessee Valley Lithotripters, which was acquired by the Company in 1993.

    No family relationships exist among the officers or directors of the Company. Except as indicated above, no Director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

    Should any nominee named herein for the office of director become unwilling or unable to accept nomination of election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any nominee named above will be unwilling or unable to serve.

    The Board of Directors of the Company has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to the Company, including matters relating to the independence of such accountants. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers, including issuance of options under the Option Plan. The Nominating Committee has primary responsibility for nominating persons for election to the Board of Directors. Mr. McEntire and Dr. Foree serve on the Audit Committee, which held one meeting during 1998. Dr. Spalding and Mr. Searles serve on the Compensation Committee which held three meetings during 1998. Mr. Butrus and Mr. Searles serve on the Nominating Committee, which held one meeting during 1998.


           The Board recommends a vote FOR each nominee for Director.

                                PROPOSAL TO AMEND
                 THE 1993 AMENDED AND RESTATED STOCK OPTION PLAN

    The Company's 1993 Amended and Restated Stock Option Plan currently provides that the aggregate number of shares of Common Stock that may be issued upon the exercise of all options under the Option Plan shall not exceed 3,250,000. As of March 31, 1999, 2,857,500 shares had been issued pursuant to the Option Plan, of which options covering 1,065,000 shares of common stock have been exercised and options covering 1,792,500 shares of common stock were outstanding. There were 392,500 shares remaining to be issued under the Option Plan. The Board of Directors of the Company, on April 26, 1999, subject to stockholder approval at the Annual Meeting, approved an amendment to the Option Plan to increase the aggregate number of shares that may be issued thereunder by 400,000 to 3,650,000. The Company has in the past utilized stock options as a significant element of compensation to officers, key employees and directors and intends to continue to do so. The Board of Directors believes that the effect of this amendment will be to preserve the benefits to the Company of the Option Plan by ensuring that officers, directors and other key employees continue to receive options.


        The Board recommends a vote FOR the amendment to the Option Plan.

                                Performance Graph

The following graph compares the Company's cumulative total stockholder return with the cumulative total stockholder returns of the NASDAQ Market Index and the NASDAQ Health Secondary Index, for the period from January 1, 1993 through December 31, 1998.

[GRAPHIC OMITTED]

                                                                  NASDAQ
                                            Total US              Health
December 31,             PRIME               NASDAQ              Services
------------             -----               ------              --------
   1993                   100                  100                   100
   1994                   112                   98                   107
   1995                   300                  138                   136
   1996                   362                  170                   136
   1997                   460                  209                   138
   1998                   244                  293                   119

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected KPMG LLP as independent auditors for the year ending December 31, 1998. KPMG LLP has advised the Company that, in accordance with professional standards, it will not perform any non-audit service which would impair its independence for purposes of expressing an opinion on the Company's financial statements. A representative of KPMG LLP will attend the meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.



                                  OTHER MATTERS

    The Board of Directors of the Company does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                             By Order of the Board of Directors

                                             /s/ CHERYL L. WILLIAMS
                                             ----------------------
                                             CHERYL L. WILLIAMS, Secretary


Austin, Texas
May 10, 1999

   PRIME MEDICAL SERVICES, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 09, 1999

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Prime Medical Services, Inc. (the "Company") to be held June 9, 1999, and the Proxy Statement in connection therewith, each dated May 10, 1999, (b) appoints Kenneth S. Shifrin and Cheryl L. Williams, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent them and vote, as designated below, all the shares of Common Stock of Prime Medical Services, Inc. held of record by the undersigned on April 26, 1999 at such annual meeting and at any adjournment(s) thereof and
(d) revokes any proxies heretofore given.

1.   Election of Directors:
     / /  FOR all nominees listed below
          (except as marked to the contrary below).

     / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:
     William E. Foree, M.D., Joseph Jenkins, M.D., J.A. McEntire IV, William A. Searles, Kenneth S. Shifrin and Michael J. Spalding, M.D.

INSTRUCTION:  To withhold  authority to vote for any  individual  nominee, write
the    nominee's    name    on    the    space     provided     below.)
______________________________________________________________________________

2. To Approve an amendment to the 1993 Amended and Restated Stock Option Plan. / / FOR
     / /  AGAINST
     / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

                                     Date: ________________, 1999

                                     ____________________________

                                     ____________________________

                                     Please sign exactly and as fully
                                     as your name appears on your certificate, date, and return promptly. When signing on behalf of a corporation, partnership, estate, trust, or in any other representative capacity, please sign name and title. For joint accounts, each joint owner must sign.